Exhibit 23(b)









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Office Depot, Inc. on Form S-8 of our report dated February 10, 2000 (March 3, 2000 as to Note J) appearing in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 25, 1999.


   /S/  DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida
July 5, 2000